UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2021

(Date of earliest event reported)

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

732-380-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
Series B Warrants to purchase shares of common stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Item 1.01 Entry into Material Definitive Agreements

ASSET PURCHASE AGREEMENT

On December 21, 2021, Reliance Global Group, Inc., a Florida corporation (the “Company”) entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Healthcare Insurance Company, LLC and the sole member thereof (collectively, the “Seller”) to purchase the Medicare supplement and related health insurance business of the Seller for a purchase price of $16,638,750 in cash and shares of common stock of the Company worth $2,936,250 (valued based upon the average closing price of a share of the Company’s common stock for 180 trading days prior to closing) to be issued . Closing shall take place on or before April 1, 2022 and is contingent upon the Company’s ability to close on financing proceeds sufficient to pay the cash purchase price for the business being sold plus working capital. The Asset Purchase Agreement contains customary representations and warranties and other commercial provisions for a transaction of this nature.

On December 22, 2021, the Company and the Seller entered into an Amendment to the Asset Purchase Agreement (“Amendment”). The Amendment contains the following substantive amendments to the Agreement: (i) the cash portion of the purchase price is increased to $18,138,750, and the total purchase price is increased to $20,096,250; and (ii) the number of shares of Company common stock being issued is reduced to 1, 957,500, with half being released from lockup on December 21, 2022 and the balance being released from lockup on December 21, 2023.

PRIVATE PLACEMENT

On December 22, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with several institutional buyers (the “Buyers”) for the purchase and sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 9,779,952 shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), (ii) an aggregate of 2,670,892 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock, par value $0.086 per share (the “Series B Preferred”), with a stated value of $1,000 per share, initially convertible into an aggregate of 2,219,084 shares of Common Stock at a conversion price of $4.09 per share in a private placement (the “Private Placement”). The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants is approximately $20,000,000.

Each Buyer shall receive Series B Warrants that are exercisable into a number of shares of Common Stock equal to 200% of the sum of the (i) Common Shares to be issued to such Buyer at the closing, and (ii) Conversion Shares initially issuable upon conversion of the Preferred Shares to be issued to such Buyer at the closing, at the initial $4.09 conversion price.

The purchase price per Common Share and accompanying Series B Warrants is $4.09. The purchase price per Preferred Share and accompanying Series B Warrants is $1,000.

The consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions. A copy of the Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.

The terms of the Series B Preferred to be issued in the Private Placement shall be as set forth in the form of Certificate of Designation of the Series B Preferred attached as Exhibit 10.4 to this Current Report on Form 8-K. The Series B Preferred will be convertible into Common Stock at the election of the holder at any time at an initial conversion price of $4.09 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. No dividends will be payable on the Series B Preferred, except that holders of Series B Preferred would be entitled to receive any dividends paid on account of the Common Stock, on an as-converted basis. The holders of Series B Preferred have no voting rights on account of the Series B Preferred, other than with respect to certain matters affecting the rights of the Series B Preferred.

The terms of the Series B Warrant to be issued in the Private Placement shall be as set forth in the form of Series B Warrants attached as Exhibit 10.3 to this Current Report on Form 8-K. The Series B Warrant has an exercise price of $4.09 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions, including a floor price of $3.84 per share of Common Stock, until the Company has received shareholder approval for the sale of securities in the Private Placement). The Series B Warrant will be exercisable commencing on the date of issuance, and will expire five years from the date of issuance.

Pursuant to the terms of the Purchase Agreement, at the closing of the Private Placement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Buyer to register the Common Shares and the shares of Common Stock underlying the Series B Warrants and Series B Preferred Shares. The form of the Registration Rights Agreement is attached to this Form 8-K as Exhibit 10.2.

The Common Shares, the Series B Warrant and underlying shares and the Series B Preferred Shares and underlying shares (the “Securities”), each to be issued by the Company pursuant to the Purchase Agreement, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Commission.

The Company engaged EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) as the Company’s placement agent for the Private Placement pursuant to a Placement Agent Agreement (the “PAA”) dated as of December 22, 2021. Pursuant to the PAA, the Company agreed to pay EF Hutton a cash placement fee equal to 8.0% of the gross proceeds of the Private Placement, an additional cash fee equal to 2.0% of the gross proceeds raised by the Company in the offering for non-accountable expenses, and also agreed to reimburse EF Hutton up to $70,000 for accountable expenses, including legal fees and expenses. In addition, EF Hutton will receive warrants to purchase up to 244,499 shares of Common Stock, which is equal to 5.0% of the total number of shares of Common Stock (including upon conversion of the Preferred Shares) issued in the Private Placement, at an exercise price of $4.09 per share (the “Representative Warrants”). The Representative Warrants are exercisable six (6) months after the date of the closing and expire five (5) years after such closing. The Representative Warrants will be initially exercisable at a price per share equal to the exercise price of the Warrants issued in the Private Placement. Subject to FINRA Rule 5110, the Placement Agent will be entitled to the same registration rights as the Buyers in the Private Placement. The Representative Warrants may be exercised in whole or in part, shall provide for “cashless exercise”, and shall provide for customary anti-dilution protection for stock splits, combinations and the like.

The foregoing summaries of the terms of the Purchase Agreement, the Certificate of Designation for the Series B Preferred, the Series B Warrant, the Registration Rights Agreement and the Asset Purchase Agreement are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and Asset Purchase Agreement were made solely for the benefit of the parties each respective agreements and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to each respective agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Asset Purchase Agreement are filed with this report only to provide investors with information regarding the terms of the applicable transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions in each such agreement as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Purchase Agreement of Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02 Unregistered Sale of Securities

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant
10.4	Form of Certificate of Designation
10.5	Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Dated: December 23, 2021	By:	/s/ Ezra Beyman
Ezra Beyman Chief Executive Officer